Verisign Reports Third Quarter 2019 Results

RESTON, VA - Oct. 24, 2019 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the third quarter of 2019.

Third Quarter GAAP Financial Results
VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $308 million for the third quarter of 2019, up 0.9 percent from the same quarter in 2018. Verisign reported net income of $154 million and diluted earnings per share (diluted “EPS”) of $1.30 for the third quarter of 2019, compared to net income of $138 million and diluted EPS of $1.13 for the same quarter in 2018. The operating margin was 66.7 percent for the third quarter of 2019 compared to 63.8 percent for the same quarter in 2018.

Third Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $161 million and diluted EPS of $1.36 for the third quarter of 2019, compared to net income of $151 million and diluted EPS of $1.23 for the same quarter in 2018. The non-GAAP operating margin was 70.8 percent for the third quarter of 2019 compared to 68.7 percent for the same quarter in 2018. A table reconciling the GAAP to the non-GAAP results (which excludes the items described under “Non-GAAP Financial Measures and Adjusted EBITDA” below) is appended to this news release.

“Our third quarter results are the product of focused execution and our commitment to delivering shareholder value,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.
Financial Highlights

•	Verisign ended the third quarter of 2019 with cash, cash equivalents and marketable securities of $1.23 billion, a decrease of $40 million from the end of 2018.

•	Cash flow from operating activities was $208 million for the third quarter of 2019, compared to $187 million for the same quarter in 2018.

•	Deferred revenues as of Sept. 30, 2019 totaled $1.04 billion, an increase of $24 million from the end of 2018.

•
During the third quarter of 2019, Verisign repurchased 1.0 million shares of its common stock for an aggregate cost of $194 million. As of Sept. 30, 2019, there was $522 million remaining for future share repurchases under the share repurchase program which has no expiration date.

Business Highlights

•
Verisign ended the third quarter of 2019 with 157.4 million .com and .net domain name registrations in the domain name base, a 3.8 percent increase from the end of the third quarter of 2018, and a net increase of 1.27 million during the third quarter of 2019.

•	During the third quarter of 2019, Verisign processed 9.9 million new domain name registrations for .com and .net, compared to 9.5 million for the same quarter in 2018.

•
The final .com and .net renewal rate for the second quarter of 2019 was 74.2 percent compared with 75.0 percent for the same quarter in 2018. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial measures in quarterly earnings news releases, on investor conference calls and during investor conferences and related events. These non-GAAP financial measures do not include stock-based compensation which is included in the comparable GAAP financial measures. Non-GAAP net income is also adjusted for an income tax rate of 22 percent which differs from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on hedging agreements, and gain on the sale of a business.
Management believes that these non-GAAP financial measures supplement the GAAP financial measures by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of these non-GAAP financial measures is not meant to be considered in isolation nor as a substitute for financial measures prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial measures to the comparable financial measures reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2019 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4776 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.Verisign.com. An audio archive of the call will be available at https://investor.Verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.Verisign.com.

About Verisign
Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, risks arising from the agreements governing our Registry Services business; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; risks arising from our operation of two root zone servers and our performance of the Root Zone Maintainer functions; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; the possibility of system interruptions or failures; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; and the impact of unfavorable tax rules and regulations. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: David McGuire, dmcguire@verisign.com, 703-948-3800

©2019 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$109,288	$357,415
Marketable securities	1,120,723	912,254
Other current assets	68,135	47,365
Total current assets	1,298,146	1,317,034
Property and equipment, net	250,159	253,905
Goodwill	52,527	52,527
Deferred tax assets	100,564	104,992
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	40,334	41,046
Total long-term assets	588,584	597,470
Total assets	$1,886,730	$1,914,504
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$200,361	$215,208
Deferred revenues	760,517	732,382
Total current liabilities	960,878	947,590
Long-term deferred revenues	281,735	285,720
Senior notes	1,786,935	1,785,047
Long-term tax and other liabilities	309,101	281,621
Total long-term liabilities	2,377,771	2,352,388
Total liabilities	3,338,649	3,299,978
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 353,084 at September 30, 2019 and 352,325 at December 31, 2018; Outstanding shares: 117,705 at September 30, 2019 and 120,037 at December 31, 2018	353	352
Additional paid-in capital	15,175,962	15,706,774
Accumulated deficit	(16,625,815)	(17,089,789)
Accumulated other comprehensive loss	(2,419)	(2,811)
Total stockholders’ deficit	(1,451,919)	(1,385,474)
Total liabilities and stockholders’ deficit	$1,886,730	$1,914,504

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$308,421	$305,777	$921,118	$907,517
Costs and expenses:
Cost of revenues	44,443	48,249	134,013	143,766
Sales and marketing	9,857	13,868	32,775	47,712
Research and development	14,619	13,712	45,704	42,842
General and administrative	33,886	34,951	101,065	99,771
Total costs and expenses	102,805	110,780	313,557	334,091
Operating income	205,616	194,997	607,561	573,426
Interest expense	(22,633)	(22,631)	(67,899)	(92,211)
Non-operating income, net	10,498	5,935	34,137	14,399
Income before income taxes	193,481	178,301	573,799	495,614
Income tax expense	(39,568)	(40,621)	(109,825)	(95,320)
Net income	153,913	137,680	463,974	400,294
Other comprehensive income (loss)	308	(322)	392	(62)
Comprehensive income	$154,221	$137,358	$464,366	$400,232

Earnings per share:
Basic	$1.30	$1.13	$3.90	$3.60
Diluted	$1.30	$1.13	$3.89	$3.25
Shares used to compute earnings per share
Basic	118,194	121,682	118,966	111,046
Diluted	118,569	122,261	119,410	123,079

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$463,974	$400,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	34,327	36,450
Stock-based compensation	38,237	41,406
Amortization of discount on investments in debt securities	(10,271)	(12,746)
Other, net	2,126	14,752
Changes in operating assets and liabilities:
Other assets	(12,123)	(6,917)
Accounts payable and accrued liabilities	(7,110)	(29,478)
Deferred revenues	24,563	24,844
Net deferred income taxes and other long-term tax liabilities	26,571	10,662
Net cash provided by operating activities	560,294	479,267
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,523,862	3,081,702
Purchases of marketable securities	(1,721,661)	(2,067,498)
Purchases of property and equipment	(31,498)	(29,597)
Other investing activities	(8,530)	(160)
Net cash (used in) provided by investing activities	(237,827)	984,447
Cash flows from financing activities:
Repayment of principal on subordinated convertible debentures	—	(1,250,009)
Proceeds from employee stock purchase plan	13,152	12,836
Repurchases of common stock	(583,485)	(459,803)
Net cash used in financing activities	(570,333)	(1,696,976)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(208)	(985)
Net decrease in cash, cash equivalents, and restricted cash	(248,074)	(234,247)
Cash, cash equivalents, and restricted cash at beginning of period	366,753	475,139
Cash, cash equivalents, and restricted cash at end of period	$118,679	$240,892
Supplemental cash flow disclosures:
Cash paid for interest	$57,074	$87,184
Cash paid for income taxes, net of refunds received	$75,197	$84,433

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND ADJUSTED EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2019		2018
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$205,616	$153,913	$194,997	$137,680
Adjustments:
Stock-based compensation	12,620	12,620	15,130	15,130
Tax adjustment		(5,774)		(1,933)
Non-GAAP	$218,236	$160,759	$210,127	$150,877

Revenues	$308,421		$305,777
Non-GAAP operating margin	70.8%		68.7%
Diluted shares		118,569		122,261
Diluted EPS, non-GAAP		$1.36		$1.23

The following table presents the classification of stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenues	$1,725	$1,755	$5,064	$5,183
Sales and marketing	864	1,451	2,866	4,393
Research and development	1,513	1,623	4,744	5,032
General and administrative	8,518	10,301	25,563	26,798
Total stock-based compensation expense	$12,620	$15,130	$38,237	$41,406

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA:

Four Quarters Ended September 30, 2019
Net Income	$646,169
Interest expense	90,534
Income tax expense	161,532
Depreciation and amortization	46,244
Stock-based compensation	49,335
Unrealized loss on hedging agreements	134
Gain on sale of business	(55,657)
Non-GAAP Adjusted EBITDA	$938,291